UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): March 15, 2016 (March 15, 2016)

Valeant Pharmaceuticals International, Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of principal executive offices) (Zip Code)

(514) 744-6792

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On March 15, 2016, Valeant Pharmaceuticals International, Inc. (the “Company”) issued a press release announcing preliminary unaudited financial results for the fourth quarter ended December 31, 2015. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The fourth quarter 2015 results are preliminary because, as previously announced, the Company has delayed the filing of its Annual Report on Form 10-K for the year ended December 31, 2015 pending completion of the Company’s ongoing review of certain historical financial statements. The Company is working diligently and intends to file the Form 10-K as promptly as reasonably practicable.

The financial results furnished in Exhibit 99.1 are preliminary and may change. This preliminary financial information includes calculations or figures that have been prepared internally by management and have not been reviewed or audited by the Company’s independent registered public accounting firm. There can be no assurance that the Company’s actual results for the quarter ended December 31, 2015 will not differ from the preliminary financial data presented herein and such changes could be material. This preliminary financial data should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future periods.

The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 and Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

The filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 will be delayed pending completion of the Company’s ongoing review of certain historical financial statements. As a result, the Company will not file its Form 10-K for the year ended December 31, 2015 within the 15-day extension period provided by Rule 12b-25(b). The Company is working diligently and intends to file the Form 10-K as promptly as reasonably practicable.

Under the various indentures governing the Company’s outstanding notes, if the Company does not file the Form 10-K by March 15, 2016, the Company will be in breach of the reporting covenant in the indentures and the trustee or holders of at least 25% of any series of notes may deliver a notice of default. The Company then would have 60 days from the date of receipt of a notice of default to file the Form 10-K and thereby cure the default. If the Company does not cure the default by the end of the 60-day period, the notes may be accelerated by the trustee or holders of at least 25% of the series of notes that provided the notice of default. The acceleration of one series of notes could result in a cross acceleration to other outstanding series of notes.

The occurrence of a default under the notes would result in a cross default under the Company’s bank credit agreement. The banks would be able to accelerate the loans under the credit agreement as a result of this default only in the event the Company does not file the Form 10-K before the 60-day cure period described above expires. In addition, if the Company does not file the Form 10-K by March 30, 2016, a default will occur under the

Company’s bank credit agreement. The Company then would have 30 days to cure the default. The banks would be able to accelerate the loans under the credit agreement as a result of this default only in the event the Company does not file the Form 10-K before the 30-day cure period expires. During the pendency of a default under the credit agreement (including a cross-default stemming from a breach of the reporting covenant in the note indentures caused by the Company’s failure to file the Form 10-K by March 15, 2016), the Company would not be able to draw on the revolver.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of Valeant Pharmaceuticals International, Inc. dated March 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

Date: March 15, 2016

	By:	/s/ Robert L. Rosiello
Robert L. Rosiello Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Valeant Pharmaceuticals International, Inc. dated March 15, 2016